UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2025
__________________________________

VALVOLINE INC.
(Exact name of registrant as specified in its charter)
___________________________________

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry Into a Material Definitive Agreement
On December 1, 2025 (the “Closing Date”), Valvoline Inc. (“Valvoline”) entered into an Incremental Amendment (the “Amendment”) among Valvoline, certain subsidiaries of Valvoline party thereto as guarantors, The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto, which Amendment amended that certain Credit Agreement, dated as of July 11, 2016 (as amended by Amendment No. 1 to Credit Agreement, dated as of September 21, 2016, as supplemented by the Valvoline Joinder Agreement, dated as of September 26, 2016, as amended and restated by the Amendment and Restatement Agreement, dated as of April 12, 2019, as amended by Amendment No. 2 to Credit Agreement, dated as of November 10, 2022, and as further amended and restated effective as of March 1, 2023 pursuant to that certain Amendment and Restatement Agreement, dated as of December 12, 2022), among Valvoline (as successor in interest to Valvoline Finco One LLC), The Bank of Nova Scotia, as the Administrative Agent, the swing line lender and a letter of credit issuer, and the lenders and other letter of credit issuers party thereto (the “Original Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”).

The Amendment, among other things, provides for the establishment of a new $740 million incremental senior secured term loan B credit facility (the “Incremental Term Facility”), which was made available in a single drawing on the Closing Date, and which has a maturity date of the seventh anniversary of the Closing Date. Under the terms of the Amendment, the Incremental Term Facility lenders party thereto agreed to fund the Incremental Term Facility substantially simultaneously with, and conditioned upon, the consummation of the Acquisition (as defined below). The proceeds of borrowing under the Incremental Term Facility will be used for, among other purposes, (i) paying the cash consideration for the Acquisition (including payment of related fees, premiums, expenses, and other related transaction costs) on the Closing Date and (ii) repaying outstanding amounts under the existing revolving credit facility under the Original Credit Agreement.

The effectiveness of the Amendment and the funding of the Incremental Term Facility on the Closing Date were subject to certain conditions precedent, including (i) the consummation of the Acquisition, (ii) the delivery of certain certificates, organizational documents and legal opinions, (iii) the delivery of a request for credit extension, and (iv) certain other documentary and non-documentary conditions set forth in the Amendment.

The Incremental Term Facility will continue to be guaranteed by Valvoline’s existing and future subsidiaries (other than certain immaterial subsidiaries, joint ventures, special purpose financing subsidiaries, regulated subsidiaries, foreign subsidiaries and certain other excluded subsidiaries), and will continue to be secured by a first-priority security interest in substantially all the personal property of Valvoline and the guarantors, including all or a portion of the equity interests of certain of Valvoline’s and the guarantors’ domestic subsidiaries and first-tier foreign subsidiaries and, in certain cases, a portion of the equity interests of other foreign subsidiaries.

At Valvoline’s option, the term loans issued under the Incremental Term Facility will bear interest at a rate per annum based on either the then-prevailing adjusted term SOFR rate or an alternate base rate, in each case, plus the applicable interest rate margin. In the case of term SOFR loans, Valvoline may select interest periods of one, three or six months and, upon approval of all lenders under the Incremental Term Facility, twelve months or such shorter period as is requested by Valvoline and approved by all lenders under the Incremental Term Facility. Term loans under the Incremental Term Facility will bear interest at adjusted term SOFR plus 2.000% per annum, in the case of term SOFR borrowings, or at the alternate base rate plus 1.000%, in the case of alternate base rate borrowings.

The Incremental Term Facility may be prepaid at any time and from time to time in whole or in part without premium (other than a 1.0% prepayment premium on principal prepaid in a repricing event occurring during the six-month period immediately following the Closing Date) or penalty (but subject to reimbursement for any break funding losses with respect to term SOFR borrowings). Valvoline must prepay the Incremental Term Facility (in the case of the following clause (i), on a ratable basis with the existing term A facility outstanding under the Amended Credit Agreement) with (i) 100% of the net cash proceeds (x) obtained by Valvoline or any of its subsidiaries from certain asset dispositions (subject to certain reinvestment rights), (y) as a result of the occurrence of a casualty event (subject to certain reinvestment rights), or (z) from the incurrence or issuance by Valvoline or any of its subsidiaries of any indebtedness that is not permitted under the Amended Credit Agreement or of any refinancing debt, in each case, subject to the reinvestment rights and other terms and conditions set forth in the Amended Credit Agreement, and (ii) a certain percentage of its excess cash flow as calculated under the Amended Credit Agreement. The Incremental Term Facility will amortize at a rate of 0.25% per fiscal quarter after the funding on the Closing Date (payable in equal quarterly installments, commencing with the last day of the first full fiscal quarter following the Closing Date, and which amounts shall be reduced as a result of the application of any voluntary or mandatory prepayments made by Valvoline pursuant to the terms of the Amended Credit Agreement), with the full outstanding balance of the Incremental Term Facility to be paid on the final maturity date. The final maturity date of the Incremental Term Facility is the date that is the seventh anniversary of the Closing Date.

The Amended Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens, additional indebtedness, investments, restricted payments, asset sales, mergers, affiliate transactions and other customary limitations, as well as financial covenants (including maintenance of a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio) and other customary limitations. The Amended Credit Agreement also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, non-performance of covenants and other obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain material ERISA liabilities, invalidity of loan documentation, impairment of the collateral, and change of control.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as exhibit 10.1 hereto and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On December 1, 2025, Valvoline closed its previously announced acquisition (the “Acquisition”) of OC IntermediateCo, Inc., a Delaware corporation (“OC IntermediateCo”), which, through its subsidiaries, owns and operates the Breeze Autocare business, including quick lube oil change stores operating under the Oil Changers brand. Immediately after closing on the Acquisition, on December 1, 2025, Valvoline divested 45 Breeze Autocare stores to Main Street Auto Express Oil, LLC, as required by a Decision and Order of the Federal Trade Commission (“FTC”) to gain FTC clearance to close on the Acquisition.

Valvoline acquired OC IntermediateCo for a net purchase price of $593 million, subject to (i) an adjustment for the consideration paid and expenses incurred for store acquisitions and the aggregate value of certain owned real properties that were part of sale-leaseback transactions completed by OC IntermediateCo or its subsidiaries since signing of the merger agreement on February 17, 2025 and (ii) customary closing adjustments for net working capital, cash and cash equivalents, indebtedness and unpaid transaction expenses. The Acquisition was financed by borrowings under the Incremental Term Facility. A copy of the press release announcing the closing of the Acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit	Description
10.1
Incremental Amendment, dated as of December 1, 2025, among Valvoline, certain subsidiaries of Valvoline party thereto as guarantors, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (including Annex I – Second Amended and Restated Credit Agreement, among Valvoline, The Bank of Nova Scotia, as Administrative Agent, swing line lender and an L/C issuer, and the lenders and other L/C issuers party thereto).

99.1	Valvoline Inc. Press Release, dated December 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: December 1, 2025	By:	/s/ J. Kevin Willis
J. Kevin Willis
Chief Financial Officer

4